EXHBIT 10.1

SAFE DRINKING WATER REVOLVING LOAN FUND (EQUITY LOAN)

(Series R)

MAINE MUNICIPAL BOND BANK

and

THE MAINE WATER COMPANY

LOAN AGREEMENT

Dated as of November 25, 2015

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TABLE OF CONTENTS

Page

ARTICLE I. DEFINITIONS; RULES OF CONSTRUCTION2
Section 1.1. Definitions    2
Section 1.2. Rules of Construction    5
ARTICLE II REPRESENTATIONS5
Section 2.1. Representations of the Bank    5
Section 2.2. Representations of the Company    6
ARTICLE III LOAN PROVISIONS8
Section 3.1. Loan Clauses    8
Section 3.2. Security for Loan    9
Section 3.3. Other Amounts Payable    9
Section 3.4. Intentionally Omitted.    9
Section 3.5. Deposit of Loan Proceeds    9
Section 3.6. Disbursement of Loan Proceeds    9
Section 3.7. Remedies    10
Section 3.8. Effective Date and Term    10
ARTICLE IV THE PROJECT    10
Section 4.1. Completion of the Project    10
Section 4.2. Payment of Additional Project Costs    11
Section 4.3. Completion Certificate    11
Section 4.4. No Warranty Regarding Condition, Suitability or Cost of Project    11
Section 4.5. Insurance    11
ARTICLE V COVENANTS12
Section 5.1. Application of Loan Proceeds    12
Section 5.2. Construction of the Project    12
Section 5.3. Completion of the Project    12
Section 5.4. Operation and Maintenance    12
Section 5.5. Compliance With Law    12
Section 5.6. Covenants as to Corporate Existence; Etc.    13
Section 5.7. Additional Indebtedness    13
Section 5.8. Ownership    13
Section 5.9. Establishment of Project Accounts; Audits    14
Section 5.10. Records    14
Section 5.11. Project Access    14
Section 5.12. Engineering Inspection    14
Section 5.13. Intentionally Omitted    14
Section 5.14. General Rate Covenant    14
Section 5.15. Notice of Impaired System    15
Section 5.16. Compliance With Federal Program Requirements    15
Section 5.17. Compliance With Federal Single Audit Act    15
Section 5.18. Continuing Information    15
ARTICLE VI EVENTS OF DEFAULT AND REMEDIES15
Section 6.1. Events of Default    15

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Section 6.2. Remedies in General;    16
Section 6.3. Discontinuance or Abandonment of Default Proceedings    17
Section 6.4. Remedies Cumulative    17
Section 6.5. Application of Moneys Collected    18
Section 6.6. Attorneys' Fees and Other Expenses    18
ARTICLE VII MISCELLANEOUS18
Section 7.1. Notices    18
Section 7.2. Binding Effect    18
Section 7.3. Severability    18
Section 7.4. Amendments, Supplements and Modifications    19
Section 7.5. Execution in Counterparts    19
Section 7.6. Applicable Law    19
Section 7.7. Captions    19
Section 7.8. Intentionally Omitted    19
Section 7.9. Further Assurances    19
Section 7.10. Intentionally Omitted    19
Section 7.11. Intentionally Omitted    19
Section 7.12. Covenant Against Discrimination    19

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WITNESSETH:

This LOAN AGREEMENT, dated as of November 25, 2015, between MAINE MUNICIPAL BOND BANK, a public body corporate and politic constituted as an instrumentality of the State of Maine exercising public and essential governmental functions (hereinafter referred to as the “Bank”) created pursuant to the provisions of Chapter 225 of Title 30-A of the Maine Revised Statutes Annotated, as amended, having its principal place of business in Augusta, Maine, and THE MAINE WATER COMPANY, a corporation located at Saco, Maine, which is a public water system constituting a “Municipality” within the meaning of paragraph C of subsection 7-A of Section 5903 of the Act, and incorporated under the laws of the State of Maine (the “Company”).

WHEREAS, the Bank is constituted as a public body corporate and politic and an instrumentality of the State of Maine, being a body corporate and politic with full and lawful power and authority to enter into this Loan Agreement; and

WHEREAS, the United States, pursuant to the Federal Safe Drinking Water Act (the “Safe Drinking Water Act”), requires each state to establish a drinking water revolving fund to be administered by an instrumentality of the State as a condition to receipt of capitalization grants under the Safe Drinking Water Act; and

WHEREAS, the State of Maine has, pursuant to §6006-B of the Act, as amended, established in the custody of the Bank a revolving loan fund (the “Fund”) to be used for purposes of the Safe Drinking Water Act; and

WHEREAS, the Bank has the responsibility to administer the Fund and, subject to the approval of the State of Maine Department of Health and Human Services (“DHHS”), to provide financial assistance to public water systems for the construction of eligible facilities, all as set forth in the Act; and

WHEREAS, the Company has submitted to the Bank an application for financial assistance for a project, and the Bank has reviewed and approved said application and DHHS has certified to the Bank that the project is eligible for immediate financing under the Act; and

WHEREAS, the Company has demonstrated to the Bank that it has established a rate, charge or assessment schedule which will generate annually sufficient revenue to pay, or has otherwise provided sufficient assurances that it will pay, the principal of and interest, if any, on the Bond, as hereinafter defined; and

WHEREAS, the Bank, pursuant to this Loan Agreement, proposes to make a loan to the Company to finance the project or to refinance bonds or notes issued for the same purpose; and

WHEREAS, to secure the payment of the sums to be paid by the Company to the Bank pursuant to this Loan Agreement, and to secure the satisfaction and performance of all other covenants and obligations made or undertaken by the Company under this Loan Agreement, the

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Company has issued the Bond to the Bank pursuant to the Mortgage (as hereinafter defined) and the Fourteenth Supplemental Indenture (as hereinafter defined); and

WHEREAS, approval of plans or reports for the Project has been obtained by the Company from DHHS subject to the provisions of applicable State environmental standards set forth in law, rules and regulations;

NOW, THEREFORE, in consideration of the premises and of the mutual representations, covenants and agreements herein set forth the Bank and the Company, each binding itself, its successors and assigns, do mutually promise, covenant and agree as follows:

ARTICLE I
DEFINITIONS; RULES OF CONSTRUCTION

Section 1.1. Definitions. The following capitalized terms as used in this Loan Agreement shall have the following meanings:

“Act” means Chapter 225 of Title 30-A of the Maine Revised Statutes Annotated, as amended.

“Bank” means the Maine Municipal Bond Bank established under the Act, and any successor entity.

“Bond” means the Company’s Series R Bond in the original principal amount of $2,487,630, issued under the Fourteenth Supplemental Indenture and delivered by the Company to the Bank in the form attached in Exhibit A hereto.

“Business Day” means any day on which State offices are open to conduct business.

“Company” means The Maine Water Company, a corporation located in Saco,
Maine, which is a public water system constituting a “Municipality” within the meaning of paragraph C of subsection 7-A of Section 5903 of the Act, and incorporated under the laws of the State, and any successor entity.

“DHHS” means the State of Maine Department of Health and Human Services and any successor entity.

“Eligible Project” means a project permitted to be financed by the Fund pursuant to the Safe Drinking Water Act and the Act.

“Fourteenth Supplemental Indenture” means the indenture supplemental to the Mortgage dated as of November 25, 2015 in the form set forth in Exhibit E hereto.

“Fund” means the revolving loan fund established pursuant to Section 6006-B of the Act.

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“Hazardous Materials” means, without limitation, asbestos, gasoline, petroleum products, explosives, radioactive materials, polychlorinated biphenyls or related or similar materials, or any other substance or material defined as a hazardous or toxic substance, material or waste by any applicable federal, State or local law, ordinance, rule, or regulation.

“Indebtedness” shall mean all obligations for payments of principal and interest with respect to money borrowed, incurred or assumed by the Company from another Person, including purchase money mortgages, financing or capital leases, installment purchase contracts or other similar instruments in the nature of a borrowing by which the Company will be unconditionally obligated to pay. Nothing in this definition or otherwise shall be construed to count Indebtedness more than once.

“Interest Payment Date” shall mean each date on which interest is payable on the Loan as set forth in Exhibit B hereto and any redemption date on which Bonds are redeemed pursuant to Section 5 of the Fourteenth Supplemental Indenture.

“Lien” means any mortgage, pledge, leasehold interest, security interest, choate or inchoate interest, security interest, choate or inchoate lien, judgment lien, easement, or other encumbrance on title, including, but not limited to, any mortgage or pledge of, security interest in or lien or encumbrance on any Property of the Company which secures any Indebtedness or any other obligation of the Company.

“Lien Waiver” shall mean, with respect to each contractor or subcontractor of the Company for the Project, a sworn statement and waiver of Liens covering all work for which a payment is to be made to the date of payment, including disclaimers from suppliers of fixtures, equipment and materials of any purchase money security interest therein.

“Loan” means the loan or loans made by the Bank to the Company pursuant to this Loan Agreement.

“Loan Account” means that account so designated established by the Bank within the Fund.

“Loan Agreement” means this Loan Agreement dated as of November 25, 2015 between the Bank and the Company as the same may be amended from time to time in accordance with Section 7.4 hereof.

“Loan Origination Fee” means the project management fee in an amount equal to one percent (1.0%) of the principal amount of the Loan.

“Mortgage” means the Company’s Indenture dated August 1, 1923, as supplemented and amended by a Supplemental Indenture dated as of February 1, 1948, a Supplemental Indenture dated as of January 1, 1951, a Supplemental Indenture dated as of June 1, 1959, a Supplemental Indenture dated as of October 1, 1967, a Supplemental Indenture dated as of January 1, 1976, a Supplemental Indenture dated as of June 1, 1979, a Supplemental Indenture dated as of May 6, 1987, a Supplemental Indenture dated as of June 1, 1993, a Supplemental Indenture dated as of

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September 1, 1998, the Tenth Supplemental Indenture dated as of May 1, 2002, the Eleventh Supplemental Indenture dated as of December 22, 2005, the Twelfth Supplemental Indenture dated as of June 24, 2008 and the Thirteenth Supplemental Indenture dated March 17, 2015.

“Mortgaged Property” means all of the properties, revenues and other rights of the Company described in the Mortgage.

“MPUC” means the Maine Public Utilities Commission.

“Person” shall include an individual, association, unincorporated organization, corporation, partnership, joint venture, or government or agency or political subdivision thereof.

“Project” means the project described in Exhibit C hereto.

“Project Costs” means the incurred costs, including issuance costs, of the Company which are eligible for financial assistance from the Fund under the Act, which are allowable costs under the Regulations and which are reasonable, necessary and allocable by the Company to the Project under generally accepted accounting principles, an estimate of which is set forth in Exhibit D hereto and made a part hereof.

“Property” shall mean any and all assets of the Company, any land, leasehold interests, buildings, machinery, equipment, hardware, and inventory of the Company wherever located and whether now owned or hereafter acquired, any and all rights, titles and interests in and to any and all fixtures, and property whether real or personal, tangible or intangible and wherever situated and whether now owned or hereafter acquired.

“Rates” means the rates established by the Company for water service approved by the MPUC.

“Regulations” means the regulations of DHHS, adopted pursuant to and in furtherance of the Act, as such may be amended from time to time.

“Resolution” means the resolution adopted by the Bank approving the Loan.

“Safe Drinking Water Act” means the federal Safe Drinking Water Act, 42 U.S.C. §300g et. seq.

“Servicing Fee” means five percent (5%) of the payments of principal and interest due on the Loan in any year, or such lesser amount as shall be designated by the Bank.

“State” means the State of Maine.

“Technical Consultant” means an entity with engineering and technical expertise in the area of municipal drinking water systems which shall be designated by the Bank, and may include DHHS.

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“Trustee” means U.S. Bank National Association, or its successors in trust, as trustee under the Mortgage and Fourteenth Supplemental Indenture.

Section 1.2. Rules of Construction. Unless the context clearly indicates to the contrary, the following rules shall apply to the construction of this Loan Agreement:

(a)Words importing the singular number shall include the plural number and vice versa.

(b)All references herein to particular articles or sections are references to articles or sections of this Loan Agreement.

(c)The captions and headings herein are solely for convenience of reference and shall not constitute a part of this Loan Agreement nor shall they affect its meaning, construction or effect.

(d)The terms “hereby”, “hereof”, “hereto”, “herein”, “hereunder” and any similar terms, as used in this Loan Agreement refer to the Loan Agreement in its entirety and not the particular article or section of this Loan Agreement in which they appear, and the term “hereafter” means after, and the term “heretofore” means before, the date of execution of this Loan Agreement.

ARTICLE II
REPRESENTATIONS

Section 2.1. Representations of the Bank. The Bank represents and warrants as follows:

(a)The Bank is a public body corporate and politic, and an instrumentality of the State, established and existing under the laws of the State, including the Act. The Bank is authorized to use amounts in the Loan Account of the Fund to make the Loan to the Company, in each case to undertake and complete the Project;

(b)The Bank has complied with the provisions of the Act and has full power and authority to execute and deliver this Loan Agreement and to consummate the transactions contemplated hereby and perform its obligations hereunder;

(c)The Bank is not in default under any of the provisions of the laws of the State which would affect its existence or its powers referred to in the preceding paragraph (b);

(d)By Resolution duly adopted by the Bank and still in full force and effect, the Bank has authorized the execution, delivery and due performance of the Loan Agreement and the taking of any and all action as may be required on the part of the Bank to carry out, give effect to and consummate the transactions contemplated by each of the foregoing, and all approvals necessary in connection with the foregoing have been received;

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(e)The execution and delivery by the Bank of this Loan Agreement and the consummation of the transactions contemplated hereby will not violate any indenture, mortgage, deed of trust, note, loan agreement or other contract or instrument to which the Bank is a party or by which it is bound, or to the best of the Bank’s knowledge, any judgment, decree, order, statute, rule or regulation applicable to the Bank, and all consents, approvals, authorizations and orders of governmental or regulatory authorities which are required for the consummation of the transactions contemplated thereby have been obtained; and

(f)There is no action, suit, proceeding or investigation at law or in equity before or by any court, public board or body pending or, to the knowledge of the Bank, threatened against or affecting the Bank, or to the knowledge of the Bank, any basis therefor, wherein an unfavorable decision, ruling, or finding would adversely affect the transactions contemplated hereby or which, in any way, would adversely affect the validity of this Loan Agreement or any agreement or instrument to which the Bank is a party and which is used or contemplated for use in consummation of the transactions contemplated by each of the foregoing.

Section 2.2. Representations of the Company. The Company represents and warrants as follows:

(a)The Company is a public water system constituting a “Municipality” within the meaning of paragraph C of subsection 7-A of Section 5903 of the Act and incorporated under the laws of the State;

(b)The Company has been duly incorporated and is validly existing as a corporation under the laws of the State, it has full legal right, power and authority to enter into this Loan Agreement, the Fourteenth Supplemental Indenture and the Bond and to carry out and consummate all transactions contemplated hereby and thereby and it has, by proper action, duly authorized the execution and delivery of this Loan Agreement, the Fourteenth Supplemental Indenture and the Bond. Attached as Exhibit F hereto are copies of (i) the Company’s Articles of Incorporation, certified by the Secretary of State of the State, and a good-standing certificate and (ii) certified copies of its Bylaws and resolutions of its governing body authorizing the execution and delivery of the Loan Agreement, the Fourteenth Supplemental Indenture and the Bond;

(c)The execution and delivery of this Loan Agreement, the Fourteenth Supplemental Indenture and the Bond, and the consummation of the transactions herein and therein contemplated, will not conflict in any material respect with, or constitute a breach of, or default by it under its Articles of Incorporation, its Bylaws, or any statute, indenture, mortgage, deed of trust, lease, note, loan agreement or other agreement or instrument to which it is a party or by which it or its properties are bound, and will not constitute a violation of any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or any of its activities or properties. Additionally, the Company is not in breach, default or violation of any statute, indenture, mortgage, deed of trust, lease, note, loan agreement or other agreement or instrument which would allow the obligee or obligees

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thereof to take any action which would preclude performance of this Loan Agreement, the Mortgage, the Fourteenth Supplemental Indenture or the Bond by the Company;

(d)There are no actions, suits or proceedings of any type whatsoever pending or, to its knowledge, threatened against or affecting the Company or its assets, properties or operations which, if determined adversely to it or its interests, could have a material adverse effect upon its financial condition, assets, properties or operations and the Company is not in default with respect to any order or decree of any court or any order, regulation or decree of any federal, state, municipal or governmental agency, which default would materially and adversely affect its financial condition, assets, properties or operations or the completion of construction, equipping and operation of the Project to be financed or refinanced from the proceeds of the Loan;

(e)Neither any information, exhibit or report furnished to the Bank by the Company in connection with the negotiation of this Loan Agreement, the Mortgage, the Fourteenth Supplemental Indenture or the Bond nor any of the foregoing representations contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(f)The Company represents and warrants that, to the best of the Company’s knowledge, after due inquiry and investigation, (i) there are no Hazardous Materials on the Mortgaged Property, except those in compliance with all applicable federal, State and local laws, ordinances, rules and regulations, (ii) no owner or occupant nor any prior owner or occupant of the Mortgaged Property has received any notice or advice from any governmental agency or any source whatsoever with respect to Hazardous Materials on, from or affecting the Mortgaged Property and (iii) there are no claims, litigation, administrative or other proceedings, whether actual or threatened, or judgments or orders relating to the location of Hazardous Material on the Mortgaged Property or on the surrounding areas. The Company covenants that the Mortgaged Property shall be kept free of Hazardous Materials, and neither the Company nor any occupant of the Mortgaged Property shall use, transport, store, dispose of or in any manner deal with Hazardous Materials on the Mortgaged Property, except in compliance with all applicable federal, State and local laws, ordinances, rules and regulations. The Company shall comply with, and ensure compliance by all occupants of the Mortgaged Property with, all applicable federal, State and local laws, ordinances, rules and regulations, and shall keep the Mortgaged Property free and clear of any Liens imposed pursuant to such laws, ordinances, rules and regulations. In the event that the Company receives any notice or advice from any governmental agency or any source whatsoever with respect to Hazardous Materials on, from or affecting the Mortgaged Property, the Company (at its own expense) shall immediately notify the Bank. The Company shall conduct and complete all investigations, studies, sampling, and testing, and all remedial actions necessary to clean up and remove all Hazardous Materials from the Mortgaged Property in accordance with all applicable federal, State and local laws, ordinances, rules and regulations. The obligations and liabilities of the Company under this paragraph shall survive any entry of a judgment of foreclosure

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or the delivery of a deed in lieu of foreclosure of the Mortgage. For purposes of this section, due inquiry and investigation shall mean a reasonable review of the records of the Company but shall not be deemed to require a formal site assessment or environmental testing;

(g)The Bond constitutes a validly issued, legally binding obligation of the Company secured as set forth therein;

(h)The Company has full legal right and authority and all necessary permits, licenses and approvals (other than such permits, licenses or approvals which are not, by their nature, obtainable prior to substantial completion of the Project) required as of the date hereof to own the Project, to carry on its activities relating thereto, to undertake and complete the Project and to carry out and consummate all transactions contemplated by this Loan Agreement;

(i)The Company represents that it has not made any commitment or taken any action which will result in a valid claim for any finders’ or similar fees or commitments in respect of the issuance and sale of the Bond and the making of the Loan under this Loan Agreement;

(j)Each of the facilities comprising a part of the Project is eligible for financing from the Fund and its estimated cost is equal to or in excess of $2,487,630. The Company intends the Project to be and continue to be an Eligible Project under the Safe Drinking Water Act and the Act during the term of this Loan Agreement;

(k)The Project is, or will, when completed, be in compliance with all applicable federal, State and local laws and ordinances (including rules and regulations) relating to zoning, building, safety and environmental quality. The Company intends to proceed with due diligence to complete the Project pursuant to Section 4.1 hereof. The Company will comply with all requirements of DHHS necessary to construct the Project;

(l)The Company represents that it is in compliance with §5953-B(3)(E) of the Act and copies of DHHS approval and certifications required thereby are attached as Exhibit G; and

(m)The Company has pledged all of its revenues under the Mortgage to the holders of all bonds issued thereunder, including the Bond.

ARTICLE III
LOAN PROVISIONS

Section 3.1. Loan Clauses.

(a)The Loan. Subject to the conditions and in accordance with the terms of this Loan Agreement, the Bank hereby agrees to make the Loan and the Company hereby agrees to accept the Loan. The Loan shall be in the aggregate principal amount of $2,487,630. As

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security for the obligation of the Company to repay the principal amount of the Loan, the Company hereby agrees to sell to the Bank the Bond in the original principal amount of $2,487,630 and in the form attached hereto as Exhibit A.

(b)Maturities, Interest Rates, Redemption Provisions. The Bond will bear interest from the date of its issuance and delivery payable on October 1 and April 1 of each year commencing April 1, 2016, and on the maturity date (namely, October 1, 2025). Subject to any applicable legal limitations, the principal amounts, maturities, optional and mandatory redemptions, redemption premiums and the rate or rates of interest borne by the Bond shall be as set forth in Exhibit B. The principal amount of the Loan, and any accrued but unpaid interest, if not previously paid, shall be due on October 1, 2025.

Section 3.2. Security for Loan. The Bond is issued under, and secured pro rata with all series of bonds outstanding under, the Mortgage, as it may be amended and supplemented.

Section 3.3. Other Amounts Payable. The Company hereby expressly agrees to pay to the Bank:

(a)the Bank’s Loan Origination Fee;

(b)the Bank’s issuance costs for the Loan made hereunder; and

(c)the Bank’s Servicing Fee, which shall be payable in semi-annual installments on each Interest Payment Date.

Section 3.4. Intentionally Omitted.

Section 3.5. Deposit of Loan Proceeds. Proceeds of the Loan shall be retained by the Bank until disbursed to the Company pursuant to this Loan Agreement. Earnings on undisbursed amounts of the Loan shall be for the account of the Bank.

Section 3.6. Disbursement of Loan Proceeds.

(a)Copies of each requisition (the form of which is attached hereto as Exhibit H) shall be delivered to the Bank and the Technical Consultant. Each requisition shall contain Lien Waivers and bills, invoices, evidence of payment or such other evidence that Project Costs for which disbursement is requested has been incurred by the Company.

(b)The Bank will make payments of proceeds of the Loan to the Company upon submission of a requisition approved by the Bank and the Technical Consultant.

Section 3.7. Remedies. If (i) the Company or any authorized representative is not complying with federal or State laws, regulations, or requirements relating to the Project and following due notice by the Bank the Project is not brought into compliance within a reasonable period of time, (ii) the Company is in violation of any covenant set forth herein, or (iii) the Company shall sell all

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or substantially all of the Project to a third party other than a municipality or municipal corporation or other than pursuant to a condemnation order or in lieu of, or under threat of, condemnation:

(a)The Bank may deny certification of disbursement requests until the Project is brought into compliance or the covenant violation is cured, by written notice of such determination of noncompliance or violation and denial, and until such time as the Bank revokes such determination of noncompliance or violation and denial; and

(b)The Bank shall have all the remedies permitted by law and by this Loan Agreement, including the remedies set forth in Section 6.2 herein.

The Bank may rely on any advice or direction received by it from the Technical Consultant in making any determination under this Section 3.7.

Section 3.8. Effective Date and Term. This Loan Agreement shall become effective upon its execution and delivery by the parties hereto, shall remain in full force and effect from such date and shall expire on such date as the Bond shall be discharged and satisfied in accordance with the provisions thereof.

ARTICLE IV
THE PROJECT

Section 4.1. Completion of the Project.

(a)The Company agrees that it will undertake and complete the Project for the purposes and in the manner set forth in this Loan Agreement and in accordance with all federal, State and local laws, ordinances and regulations applicable thereto. The Company shall obtain all necessary approvals from any and all governmental agencies requisite to the completion of the Project. Upon completion of the Project, the Company shall obtain all required permits and authorizations from appropriate authorities, if required, for operation and use of the Project as contemplated by this Loan Agreement.

(b)The Company shall provide or cause to be provided payment and performance bonds assuring the performance of the work to be performed under all construction contracts entered into with respect to the Project and payment of all contractors and subcontractors thereunder. All payment and performance bonds required hereunder shall be issued by independent surety companies authorized to transact business in the State.

(c)The Company will take and institute such proceedings as shall be necessary to cause and require all contractors and material suppliers to complete their contracts diligently and in accordance with the terms of the contracts including, without limitation, the correcting of defective work.

Section 4.2. Payment of Additional Project Costs. In the event that Loan proceeds are not sufficient to pay the costs of the Project in full, the Company shall nonetheless complete the Project

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and pay that portion of the Project Costs as may be in excess of available Loan proceeds, and shall not be entitled to any reimbursement therefor from the Bank or the holders of any Bonds, except from the proceeds of additional financing which may be provided by the Bank pursuant to a project financing agreement.

Section 4.3. Completion Certificate. The Company shall deliver to the Bank and the Technical Consultant a certificate of an authorized officer stating that the Project has been completed in accordance with this Loan Agreement within seven (7) Business Days following such completion. The Company shall in addition notify the Bank and the Technical Consultant in writing within thirty (30) days of the actual date of initiation of operation of the Project.

Section 4.4. No Warranty Regarding Condition, Suitability or Cost of Project. Neither the Bank nor the Technical Consultant makes any warranty, either express or implied, as to the Project or its condition or that it will be suitable for the Company’s purposes or needs, or that the proceeds of the Loan will be sufficient to pay the costs of the Project. Review or approval of engineering reports, facilities plans, design drawings and specifications or other documents or the inspection of Project construction by the Technical Consultant or the Bank does not relieve the Company of its responsibility to properly plan, design, build and effectively operate and maintain the Project as required by laws, regulations, permits and good management practices. The Technical Consultant and the Bank or their representatives are not responsible for increased costs resulting from defects in the plans, design drawings and specifications or other Project documents. Nothing in this section prohibits the Company from requiring more assurances, guarantees, or indemnity or other contractual requirements from any party performing Project work.

Section 4.5. Insurance.

(a)The Company will keep, or cause to be kept, the Project insured against loss or damage by fire, flood, lightning, windstorm, vandalism, malicious mischief and other hazards, casualties, contingencies and all other “extended coverage” risks to their full insurable value (subject to such deductibles and exclusions as the Company deems reasonable and prudent and as are customary for public water systems similarly situated), and will promptly pay when due all premiums on such insurance.

(b)Each insurance policy maintained pursuant to subsection 4.5(a) hereof shall contain in a form acceptable to the Bank (i) a provision to the effect that the policy will not be cancelled without at least ten (10) days prior written notice to the Bank, (ii) the standard waiver of subrogation and endorsement, and (iii) any other endorsement required by the Bank. The Company shall deliver satisfactory evidence of continuing coverage to the Bank at least thirty (30) days before the expiration of the old policies.

(c)The Company shall carry and maintain such public liability insurance for personal injuries or property damage to the extent and in the manner customary for similar public water systems similarly situated. Any insurance issued in compliance with this subsection 4.5(c) shall contain a provision to the effect that the policy will not be canceled without at least ten (10) days prior written notice. The Company shall deliver satisfactory

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evidence of continuing coverage to the Bank at least thirty (30) days before the expiration of the old policies.

ARTICLE V
COVENANTS

Section 5.1. Application of Loan Proceeds. The Company will apply the proceeds of the Loan solely for the eligible costs of the Project.

Section 5.2. Construction of the Project. The Company will cause the Project to be designed and constructed in accordance with plans and specifications delivered to the Technical Consultant and consistent with Exhibit I hereto, and will proceed with the acquisition and construction of the Project in conformity with law and with all applicable requirements of governmental authorities having jurisdiction with respect thereto, subject to such modifications of plans and specifications as may be approved by the Technical Consultant as necessary or advisable to effectuate the purposes of the Act.

Section 5.3. Completion of the Project. The Company shall, with all practical dispatch and in a sound and economical manner consistent in all respects with Section 4.1 hereof, complete or cause to be completed the acquisition and construction of the Project, and do all other acts and things necessary and possible to entitle it to receive Rates with respect to the Project at the earliest practicable time and obtain from the Technical Consultant a certification of completion of the Project. The Company shall cause to be prepared as-built plans and specifications for the Project at or prior to completion thereof.

Section 5.4. Operation and Maintenance. After completion of the Project, the Company shall at all times operate the Project or otherwise cause the Project to be operated properly and in a sound and economical manner and shall maintain, preserve and keep the Project or cause the Project to be maintained, preserved and kept, in good repair, working order and condition, and shall from time to time make, or cause to be made, all necessary and proper repairs, replacements and renewals so that at all times the operation of the Project may be properly conducted in a manner that is consistent with prudent engineering and operating practices, and the Company shall not discontinue operation of or sell or otherwise dispose of the Project, except for portions of the Project sold or otherwise disposed of in the course of ordinary repair and replacement of obsolete or worn out parts, without the approval of the Bank so long as the Loan is outstanding and except for a release of the Project or any part thereof from the lien of the Mortgage pursuant to the provisions of Article V thereof. Any request for approval shall be accompanied by a letter from the Technical Consultant approving the proposed discontinuance, sale or disposition.

Section 5.5. Compliance With Law. The Company will at all times construct and operate the Project and otherwise cause the Project to be constructed and operated in compliance with all applicable federal, State and local laws, ordinances, rules, regulations, permits, approvals and this Loan Agreement.

Section 5.6. Covenants as to Corporate Existence; Etc. The Company hereby covenants:

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(a)Except as otherwise expressly provided herein, to preserve its corporate or other separate legal existence and all its rights and licenses to the extent necessary or desirable in the operation of its business and affairs and to be qualified to do business in each jurisdiction where its ownership of Property or the conduct of its business requires such qualifications; provided, however, that nothing herein contained shall be construed to obligate it to retain or preserve any of its rights or licenses no longer used or useful in the conduct of its business.

(b)At all times to cause its business to be carried on and conducted and its Property to be maintained, preserved and kept in good repair, working order and condition and all needful and proper repairs, renewals and replacements thereof to be made.

(c)To do all things reasonably necessary to conduct its affairs and carry on its business and operations in such manner as to comply in all material respects with any and all applicable laws of the United States and the several states thereof and duly to observe and conform to all valid orders, regulations or requirements of any governmental authority relative to the conduct of its business and the ownership of its Property; provided, nevertheless, that nothing herein contained shall require it to comply with, observe and conform to any such law, order, regulation or requirement of any governmental authority so long as the validity thereof or the applicability thereof to it shall be contested in good faith; provided, however, that no such contest shall subject the Bank to the risk of any liability, and, in any event, that the Company shall indemnify the Bank against any liability resulting from such contest.

(d)Promptly to pay all lawful taxes, governmental charges and assessments at any time levied or assessed upon or against it or its Property; provided, however, that it shall have the right to contest in good faith any such taxes, charges or assessments or the collection of any such sums and pending such contest may delay or defer payment thereof; provided, however, that no such contest shall subject the Bank to the risk of any liability, and, in any event, that the Company shall indemnify the Bank against any liability resulting from such contest.

Section 5.7. Additional Indebtedness. The Company will not issue any indebtedness secured by assets or revenues of the Company to any Person, including the Bank, whose security interest is senior to that of the Trustee under the Mortgage on behalf of the holders of bonds issued and to be issued under the Mortgage, except as permitted by the Mortgage.

Section 5.8. Ownership. Subject to Section 5.4 hereof, the Company will at all times retain ownership of the Project.

Section 5.9. Establishment of Project Accounts; Audits. The Company shall maintain Project accounts in accordance with generally accepted accounting standards as required by the MPUC. The Company will permit the Technical Consultant and the Bank or their authorized representatives to review or audit all records relating to the Project, and will produce or cause to

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be produced all records relating to any work performed under the terms of this Loan Agreement for examination at such times as may be designated by any of them or their authorized representatives, and shall permit extracts and copies of Project records to be made by them or their authorized representatives, and shall fulfill information requests by them or their authorized representatives.

Section 5.10. Records. The Company will retain all files and records relating to construction of the Project for at least six (6) years following the date of completion of the Project as certified pursuant to Section 4.3 hereof. All other files and records relating to the Project shall be retained so long as this Loan Agreement remains in effect. As-built plans and specifications for the Project shall be retained for the useful life of the Project.

Section 5.11. Project Access. The Company shall permit representatives of the Technical Consultant and the Bank to have access to the Project at all reasonable times, and all contracts for construction or operation of all or a portion of the Project shall contain provisions that permit such access and shall permit extracts and copies of Project records to be made by the foregoing persons.

Section 5.12. Engineering Inspection. The Company shall provide competent and adequate resident inspection of all Project construction, under the direction of a professional engineer licensed in the State. The Company shall direct such engineer to inspect work necessary for the construction of the Project and to determine whether such work has been performed in accordance with the approved plans and specifications. Any work not in accordance with approved plans and specifications shall be remedied, unless such noncompliance is waived by DHHS and the Bank.

Section 5.13. Intentionally Omitted.

Section 5.14. General Rate Covenant.

(a)The Company hereby certifies that it has established and will charge Rates with respect to the Project, or the system of which the Project is a part, in accordance with law and in amounts such that revenues of the Company with respect to the Project shall be sufficient, together with other funds available to the Company for such purposes, to pay all costs of operating and maintaining the Project in accordance with this Loan Agreement, including the establishment of reasonable or required reserves, and to pay all amounts due under this Loan Agreement and the Bond.

(b)The Company covenants that it shall, from time to time, revise and charge Rates with respect to the Project such that the revenues and funds described in paragraph (a) shall be sufficient to pay the costs described in paragraph (a).

Section 5.15. Notice of Impaired System. In the case of any material damage to or destruction of the Project or any part thereof, or actual or threatened proceedings for the purpose of taking or otherwise affecting by condemnation, eminent domain or otherwise, all or a part of the Project, any action, suit or proceeding at law or in equity or by or before any governmental instrumentality or agency, or any other event whatsoever which may impair the ability of the Company to construct or operate the Project or set and collect Rates, the Company shall promptly notify the Bank.

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Section 5.16. Compliance With Federal Program Requirements.

(a)The Company covenants that the Project will comply with the Federal requirements applicable to activities supported with federal funds, a list of which is included as Exhibit J.

(b)The Company will at all times comply with all federal requirements applicable to the loan (including those imposed by the 2014 Appropriation Act and related SRF Policy Guidelines) which the Company understands includes, among other, requirements that all of the iron and steel products used in the project are to be produced in the United States (“American Iron and Steel Requirement”) unless (i) the Company has requested and obtained a waiver from the federal Environmental Protection Agency pertaining to the project or (ii) the appropriate state agency has otherwise advised the Company in writing that the American Iron and Steel Requirement is not applicable to the project.

(c)The Company will at all times comply with all record keeping and reporting requirements under the Safe Drinking Water Act, including any reports required by a Federal agency or the appropriate state agency such as performance indicators of program deliverables, information on costs and project progress. The Company understands that (i) each contract and subcontract related to the project is subject to audit by appropriate federal and state entities and (ii) failure to comply with the Safe Drinking Water Act may be a default hereunder that results in a repayment of the loan in advance of the maturity of the Bond and/or other remedial actions.

Section 5.17. Compliance With Federal Single Audit Act. The Company covenants to comply with the requirements of the Federal Single Audit Act, to the extent it applies to the expenditure of federal funds, including any portion of the Loan the principal repayment of which has been forgiven. The Company agrees to submit to the Bank copies of any audit prepared and filed pursuant to the requirements of this Section.

Section 5.18. Continuing Information. The Company agrees to submit to the Bank when available its annual report and audited annual financial statements.

Section 5.19. Compliance With Wage Rate Requirements. The Company agrees to comply with section 1450 (e) of the Safe Drinking Water Act (42 U.S.C. 300j-9(e)) regarding prevailing wage rates (“Davis-Bacon”).  The Company or its designee, acting as contract administrator, shall be responsible for monitoring compliance of contractors and subcontractors concerning federal wage rates under Davis-Bacon.  The Company or its designee, acting as contract administrator shall review certified payrolls, conduct employee interviews and complete any other actions required to determine compliance, using forms approved by the DHHS.  Certified payrolls and signed compliance review forms shall be submitted to the DHHS with each requisition.
ARTICLE VI
EVENTS OF DEFAULT AND REMEDIES

Section 6.1. Events of Default. Each of the following events shall constitute and be referred to herein as an “Event of Default”:

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(a)The Company shall fail to make any payment of the principal of, the premium, if any, and interest, if any, on the Bond when and as the same shall become due and payable, whether at maturity, by proceedings for redemption, by acceleration or otherwise, in accordance with the terms thereof.

(b)The Company shall fail duly to observe or perform any other covenant or agreement on its part under this Loan Agreement for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Bank. If the breach of covenant or agreement is one which cannot be completely remedied within the thirty (30) days after written notice has been given, it shall not be an Event of Default as long as (i) the Company has taken active steps within the thirty (30) days after written notice has been given to remedy the failure and is diligently pursuing such remedy, and (ii) such failure is remedied within sixty (60) days after written notice has been given or, if such failure cannot reasonably be remedied within such sixty (60) days, the Company continues thereafter to diligently pursue and obtain such remedy.

(c)The entry of a decree or order by a court having jurisdiction in the premises adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under the Federal Bankruptcy Code or any other applicable federal or State law, or appointing a receiver, liquidator, assignee, or sequestrator (or other similar official) of the Company or of any substantial part of its Property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days.

(d)The commencement by the Company of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the commencement of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other similar applicable federal or State law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Company or of any substantial part of its Property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due.

Upon having actual notice of the existence of an Event of Default, the Bank shall serve written notice thereof upon the Company unless the Company has expressly acknowledged the existence of such Event of Default in a writing delivered by the Company to the Bank or filed by the Company in any court.
Section 6.2. Remedies in General. Upon the occurrence and during the continuance of any Event of Default, the Bank may take such action as the Bank deems necessary or appropriate to collect amounts due hereunder, to enforce performance and observance of any obligation or

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agreement of the Company hereunder or to protect the interests securing the same, and may, without limiting the generality of the foregoing and in accordance with applicable law:

(a)Exercise any or all rights and remedies given hereby or available hereunder or given by or available under any other instrument of any kind securing the Company’s performance hereunder.

(b)Take any action at law or in equity to collect the payments then due on the Bond, whether on the stated due date or by declaration of acceleration or otherwise, for damages or for specific performance or otherwise to enforce performance and observance of any obligation, agreement or covenant of the Company hereunder.

(c)Apply to a court of competent jurisdiction for the appointment of a receiver (but only in the case of an Event of Default not described in Section 6.1(b) hereof) of any or all of the property of the Company, such receiver to have such powers as the court making such appointment may confer. The Company hereby consents and agrees to the appointment of such receiver and that such receiver may be given the right, power and authority, to the extent the same may lawfully be given, to take possession of and operate and deal with such property and the revenues, profits and proceeds therefrom, with like effect as the Company could so do, and to borrow money and issue evidences of indebtedness as such receiver.

(d)Declare any or all of the unpaid principal and interest of the Loan due and payable and exercise any rights and remedies under the Mortgage as the holder of bonds secured thereby, including the mandatory redemption of Bonds pursuant to Section 5(D) of the Fourteenth Supplemental Indenture.

Section 6.3. Discontinuance or Abandonment of Default Proceedings. If any proceedings taken by the Bank on account of any Event of Default shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Bank, then and in every case the Bank and the Company shall be restored to their former position and rights hereunder, respectively, and all rights, remedies and powers of the Bank shall continue as though no such proceeding had taken place.

Section 6.4. Remedies Cumulative. No remedy conferred upon or reserved to the Bank hereby or now or hereafter existing at law or in equity or by statute, shall be exclusive but shall be cumulative with all others. Such remedies are not mutually exclusive and no election need be made among them, but any such remedy or any combination of such remedies may be pursued at the same time or from time to time so long as all amounts realized are properly applied and credited as provided herein. No delay or omission to exercise any right or power accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right or power may be exercised from time to time and as often as may be deemed expedient by the Bank. No consent or waiver, express or implied, by the Bank to or of any Event of Default shall be construed as a consent or waiver to or of any other Event of Default. No waiver of any Event of Default or other indulgence shall be effective unless expressed in writing by the Bank. Any failure by the Bank to insist upon strict performance by the Company or any Person of any of

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the terms or provisions of this Loan Agreement shall not be deemed to be a waiver of any terms or provisions of this Loan Agreement and the Bank shall have the right thereafter to insist upon strict performance of any and all of such terms and provisions. The Company agrees for itself, its successors and assigns, that the acceptance, before the expiration of the right of redemption and after the commencement of foreclosure proceedings of this Loan Agreement, of insurance proceeds, eminent domain awards, rents or anything else of value to be applied on or to the indebtedness arising under the Bond and/or secured by this Loan Agreement by the Bank or any Person holding under it shall not constitute a waiver of such foreclosure, and this Loan Agreement by the Company shall be that agreement referred to in Section 6321 of Title 14 of the Maine Revised Statutes Annotated as necessary to prevent such waiver of foreclosure. This Loan Agreement by the Company is intended to apply to the acceptance and such application of any such proceeds, awards, rents and other sums or anything else of value whether the same shall be accepted from, or for the account of, the Company or from any other source whatsoever by the Bank or by any Person holding under the Company at any time or times in the future while any of the indebtedness secured hereby shall remain outstanding. In the event of any waiver of an Event of Default hereunder, the parties shall be restored to their former positions and rights hereunder, but no such waiver shall extend to any other or subsequent Event of Default or impair any right arising as a result thereof.

Section 6.5. Application of Moneys Collected. Any amounts collected pursuant to action taken under this Article VI shall be credited against amounts due on the Bond.

Section 6.6. Attorneys’ Fees and Other Expenses. If, as a result of the occurrence of an Event of Default, the Bank employs attorneys or incurs other expenses for the collection of payments due hereunder or for the enforcement of performance or observance of any obligation or agreement on the part of the Company, the Company will, on demand, reimburse the Bank for the reasonable fees of such attorneys and such other reasonable expenses so incurred.
ARTICLE VII
MISCELLANEOUS

Section 7.1. Notices. All notices, certificates or other communications hereunder shall be sufficiently given, and shall be deemed given when hand delivered or mailed by registered or certified mail, postage prepaid, return receipt requested to the address set forth below:

(a)	Bank:
Maine Municipal Bond Bank
127 Community Drive
P.O. Box 2268
Augusta, Maine 04338-2268
Attn:    Michael R. Goodwin

(b)	Technical Consultant:
State of Maine Department of Health and Human Services
11 State House Station

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Augusta, Maine 04333-0011
Attn:    Division of Health and Engineering

(c)	Company:
The Maine Water Company
93 Industrial Park Road
Saco, Maine 04072-1804
Attn:    President

Copy to:
Michael E. High, Esq.
Drummond Woodsum & MacMahon
84 Marginal Way, Suite 600
Portland, Maine 04101-2480

Any of the foregoing parties may designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent, by notice in writing given to the others.

Section 7.2. Binding Effect. This Loan Agreement shall inure to the benefit of and shall be binding upon the Bank and the Company and their respective successors and assigns.

Section 7.3. Severability. In the event any provision of this Loan Agreement shall be held illegal, invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

Section 7.4. Amendments, Supplements and Modifications. This Loan Agreement may be amended, supplemented or modified to provide for additional Loans by the Bank to the Company. All amendments, supplements and modifications shall be in writing between the Bank and the Company.

Section 7.5. Execution in Counterparts. This Loan Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Loan Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Loan Agreement and of signature pages by facsimile or .PDF transmission shall constitute effective execution and delivery of this Loan Agreement as to the parties and may be used in lieu of the original Loan Agreement for all purposes. Signatures of the parties transmitted by facsimile or .PDF shall be deemed to be their original signatures for all purposes.

Section 7.6. Applicable Law. This Loan Agreement shall be governed by and construed in accordance with the laws of the State of Maine, including the Act.

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Section 7.7. Captions. The captions or headings in this Loan Agreement are for convenience only and shall not in any way define, limit or describe the scope or intent of any provisions or sections of this Loan Agreement.

Section 7.8. Intentionally Omitted.

Section 7.9. Further Assurances. The Company shall, at the request of the Bank, authorize, execute, acknowledge and deliver such further resolutions, conveyances, transfers, assurances, financing statements and other instruments as may be necessary or desirable for better assuring, conveying, granting, assigning and confirming the rights, security interests and agreements granted or intended to be granted by this Loan Agreement and the Bond.

Section 7.10. Intentionally Omitted.

Section 7.11. Intentionally Omitted.

Section 7.12. Covenant Against Discrimination. The Company in the performance of this Loan Agreement will not discriminate or permit discrimination against any person or group of persons on the grounds of race, color, religion, national origin, age, sex, marital status, physical handicap, political beliefs, mental retardation or history of mental disorder in any manner prohibited by the laws of the United States or of the State.

[The balance of this page is intentionally left blank.
The signature page follows.]

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IN WITNESS WHEREOF, undersigned have caused this Loan Agreement to be executed on the day and year written first above by duly authorized officers, intending the same to take effect as a sealed instrument.

WITNESS:	MAINE MUNICIPAL BOND BANK
Robert Nadeau	By: /s/ Michael R. Goodwin Michael R. Goodwin Its: Executive Director

THE MAINE WATER COMPANY
Robert Theriault	By: /s/ Judith E. Wallingford Judith E. Wallingford Its: President